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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-33830 of The Hain Food Group, Inc. of our reports dated November 3, 1999, appearing in the Annual Report on Form 10-K/A of Celestial Seasonings, Inc. for the year ended September 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Denver, Colorado


April 21, 2000